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                                                                    EXHIBIT 99.1


PROXY                                                                      PROXY


                            ILLINOIS TOOL WORKS INC.
                3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS  60025
               SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 23, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,


I or we authorize W. James Farrell, Frank S. Ptak and Stewart S. Hudnut and any one of them as proxies, with full power of substitution, to vote all stock of Illinois Tool Works Inc., registered in the name of the undersigned on any matters that come before the Special Meeting or any adjournments or postponements of the meeting. The proxies will vote (1) as specified on this card, (2) as the Board of Directors recommends where no choice is specified, and
(3) as the proxies decide on any other matter.


      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



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                                   [ITW LOGO}

                            ILLINOIS TOOL WORKS INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                           TUESDAY, NOVEMBER 23, 1999

                               11:00 CENTRAL TIME

                         HARRIS TRUST AND SAVINGS BANK
                             11 WEST MONROE STREET
                          AUDITORIUM - 8TH FLOOR WEST
                               CHICAGO, ILLINOIS


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                            ILLINOIS TOOL WORKS INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [ ]

The Board of Directors Recommends a Vote FOR the Proposal.

To approve the issuance of Illinois Tool Works Inc. common stock in connection      For   Against  Abstain
with the Agreement and the Plan of Merger among Premark International, Inc.,        [ ]     [ ]      [ ]
Illinois Tool Works Inc., and CS Merger Sub Inc. dated as of September 9,
1999, as the same may be amended from to time.




THIS SPACE RESERVED FOR ADDRESSING
                                               ----------------------------
(key lines do not print)                       Signature

                                               ----------------------------
                                               Signature

                                               ----------------------------
                                               Date


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CONTROL NUMBER         / \         DETACH PROXY CARD HERE          / \


                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!


Vote by Telephone             Have this proxy card available when you call the
                              toll-free number 800-215-9653 using a touch-tone phone. Enter your Control Number when asked and follow the simple prompts. Your Control Number is located above, to the left of this box.


Vote by Fax                   Please mark, sign and date this proxy and fax it
                              to 312-293-5999.

Vote by the Internet          Have this proxy card available when you access
                              the website: www.harrisbank.com/wproxy Enter our Control Number where indicated and follow the simple prompts.

Vote by Mail                  Please mark, sign and date this proxy card and
                              return it to Harris Bank in the enclosed postage-paid envelope.


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